Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement of Meridian Waste Solutions, Inc. on Amendment No. 1 to Form S-3, of our report dated April 13, 2016 with respect to our audit of the consolidated financial statements of Meridian Waste Solutions, Inc. and Subsidiaries as of December 31, 2015, and for year then ended, which report is included in the Annual Report on Form 10-K/A for the year ended December 31, 2016.

/s/ D’Arelli Pruzansky, PA
Certified Public Accountants

Coconut Creek, Florida

December 11, 2017